As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-279753

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 2

To

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MicroCloud Hologram Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 302, Building A, Zhong Ke Na Neng Building,

Yue Xing Sixth Road, Nanshan District, Shenzhen,

People’s Republic of China 518000

(Address of principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429

We are filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the Securities Act).

The prospectus is a combined prospectus relating to the issuance by us of our Warrant Shares, which consist of up to 287,500 ordinary shares that are issuable by us upon exercise of 5,750,000 warrants sold in the initial public offering of Golden Path Acquisition Corporation.

Our Warrant Shares were previously registered by the Registration Statement on Form F-3 (Commission File No. 333-274650) originally filed with the SEC on October 11, 2023, as amended and subsequently declared effective on October 20, 2023 (the Prior Registration Statement).

Pursuant to Rule 429 under the Securities Act, this registration statement on Form F-3, upon effectiveness, will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 7, 2024

Preliminary Prospectus

Up to $300,000,000 of

Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units

and

Up to 287,500 Ordinary Shares underlying previously-issued Warrants

MicroCloud Hologram Inc.

We may, from time to time, in one or more offerings, offer and sell up to US$300,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.001 per share (“ordinary shares”), preferred shares, debt securities, warrants, rights, and units as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement, as well as any documents incorporated by reference, before you invest.

On September 22, 2023, we filed with the SEC a registration statement on Form F-3 (File No. 333-274650) utilizing a shelf registration process (the “2023 F-3”) and have subsequently filed prospectus supplements with the SEC on January 24, 2024, March 14, 2024, April 23, 2024, May 9, 2024, and May 22, 2024 (collectively, the “Prospectus Supplements”). Under the 2023 F-3 which was declared effective on October 20, 2023, we were entitled to, from time to time, sell up to $100 million in the aggregate of the Company’s ordinary Shares, preferred shares, debt securities, warrants, rights and units. In addition, the 2023 F-3 relates to the issuance of up to 2,875,000 ordinary shares (287,500 ordinary shares as of the date of this Registration Statement, giving effect to the Company’s 10 for 1 share consolidation which became effective on February 2, 2024) that are issuable by us upon exercise of 5,750,000 warrants (“Warrant Shares”), which were included in the units sold in the Golden Path Acquisition Corporation IPO.

Following the sales made pursuant to the Prospectus Supplements, approximately $2 million of “shelf” securities remain available for sale under the 2023 F-3. In addition, as of the date of this Registration Statement on Form F-3, we have not issued any Warrant Shares.

We are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

The aggregate offering price of all securities issued under this prospectus may not exceed $333,062,500.00. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. For more information, please refer to the section titled “Plan of Distribution”.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of May 24, 2024 is approximately $133,918,360.95, based on 81,162,643 ordinary shares held by non-affiliates as of such date, and a closing price of our ordinary shares on the Nasdaq Capital Market was $1.65 on May 24, 2024.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC (“NASDAQ”) under the trading symbols “HOLO” and “HOLOW,” respectively. On May 24, 2024, the closing price for our Public Warrants on Nasdaq was $0.05 per warrant.

On September 16, 2022, Golden Path Acquisition Corporation, a Cayman Islands Special Purpose Acquisition Corporation, completed its business combination with MC Hologram Inc., a Cayman Islands holding company. After the business combination, the Company changed its name to MicroCloud Hologram Inc. References to “MicroCloud”, “the Company”, “we”, “our” or “us” are to MicroCloud Hologram Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

The Company conducts its business operations in China primarily through its PRC subsidiaries. The Company owns and exerts control over its PRC subsidiaries through direct equity ownership. Nonetheless, given the Company’s holding structure, investors should be aware that investing in the Cayman holding company’s ordinary shares is not the same as purchasing equity interest in the Company’s Chinese operating entities. Instead, investors are purchasing equity interest in a Cayman Islands holding company whose revenues are derived from the operations conducted primarily by its PRC subsidiaries. As a result, in addition to legal and operational risks and uncertainties associated with the complex and evolving PRC laws and regulations, our PRC subsidiaries may experience restricted ability to pay dividends to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares. For more information, please refer to the section titled “Corporate Information” and “Risk Factors - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares” in the “Summary” and “Risk Factor” section of this prospectus below.

As a Cayman Islands holding company with operating subsidiaries in China, we face various legal and operational risks and uncertainties associated with the complex and evolving PRC laws and regulations. The Chinese government exerts significant oversight and discretion over the conduct of our business - we described these associated risks in our Annual Report on Form 20-F for the year ended in December 31, 2023 in “Item 3. Key Information — D. Risk Factors — Risk Factors Relating to Doing Business in China.” For instance, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. In sum, the Chinese government may intervene or influence our PRC operations at any time, which could result in a material change to our operations and/or the value of your securities or the securities we are registering for sale under this prospectus.

Notably, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. See subheading below and “Risk Factors—We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Regulatory Measures Implemented By the China Securities Regulatory Commission (“CSRC”) Affecting Our Securities Offerings

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.

According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Chong Li Law Firm, the Company (1) is not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.

Permissions Required from the PRC Authorities for Our Operations

As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the Standing Committee of the National People’s Congress (“SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as advised by the Company’s PRC counsel, Chong Li Law Firm, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future. See “Item 3. Key Information — D. Risk Factors — Risk Factors Relating to Doing Business in China” on our annual report on Form 20-F for the year ended 2023.

The Holding Foreign Companies Accountable Act

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Assentsure PAC (“Assentsure”), and our prior auditor for 2021, and 2022 annual reports, Marcum LLP, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Assentsure and Marcum LLP are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, Assentsure and Marcum LLP are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we were not and do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2023, and December 31, 2024, as the case may be. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus, including our annual report on Form 20-F for year ended in 2023 filed with the SEC on April 2, 2024, as amended on May 21, 2024, to read about factors you should consider before investing in these securities.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2024.

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“China” and “PRC” refers to the People’s Republic of China;

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“shares” and “ordinary shares” refers to prior to the completion of any offerings under this prospectus, our pre-offering ordinary shares, and upon and after the completion of any offerings under this prospectus, are to our ordinary shares of US$0.001 each;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended:

●	“HKD” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“RMB” or “Renminbi” are to the legal currency of the PRC;

●	“SEC” are to the Securities and Exchange Commission;

●	“MicroCloud”, “the Company”, “we”, “our” or “us” are to MicroCloud Hologram Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.;

●	“US Dollars,” “$,” or “US$” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States;

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

Company Overview

We are committed to providing leading holographic technology services to our customers worldwide. Our holographic technology services include high-precision holographic light detection and ranging (“LiDAR”) solutions, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems (“ADAS”). We also provide holographic digital twin technology services for customers and have built a proprietary holographic digital twin technology resource library. Our holographic digital twin technology resource library captures shapes and objects in 3D holographic form by utilizing a combination of our holographic digital twin software, digital content, spatial data-driven data science, holographic digital cloud algorithm, and holographic 3D capture technology. Our holographic digital twin technology and resource library have the potential to become the new norm for the digital twin augmented physical world in the near future. We are also a distributer of holographic hardware and generates revenue through resale.

We provide a broad range of holographic technology services in the holographic industry. Our holographic solutions and technology services are capable of meeting the complex and multi-faceted holographic technology needs of our customers.

Our cutting-edge holographic LiDAR system is used in ADAS, allowing equipped automobiles and other vehicles to capture high-resolution 3D holograms and achieve ultra-long detection distance. Our holographic LiDAR solutions allow the automotive industry to break free from bulky mechanical rotating scanning systems and traditional sensors to solid-state LiDAR sensor with more components and smaller dimensions that can meet the demanding performance, safety, and cost requirements of our customers.

Our holographic ADAS provide a rich and safe set of autonomous control programs for vehicles. The point cloud algorithm for holographic LiDAR can detect and track obstacles, thereby avoiding and mitigating automotive collisions with both moving and static objects, including pedestrians and other vulnerable road obstacles and vehicles. By predicting and monitoring collision, our holographic LiDAR system calculates effective collusion mitigation plans by comparing the trajectory of an object with the trajectory of the moving vehicle to identify and avoid emergency situations while providing optimal comfort and safety to the driver. Due to its effectiveness, our holographic ADAS are being deployed at an increasing rate in the automotive industry.

As automakers and leading mobile and technology companies seek comprehensive digital perceptual solutions to accelerate and scale production for their autonomous driving programs, we believe that our holographic LiDAR can take advantage of this market trend to achieve excellent solutions for mass production of large-scale autonomous driving programs and vehicles.

Moreover, we are aligned to the rapid development of the Internet of Things, machine learning, and artificial intelligence (“AI”). Our holographic LiDAR solution is not only applicable to the field of intelligent vehicles but also applicable to robots, unmanned aerial vehicles (“UAVs”), advanced security systems, intelligent city development, industrial automation, environment, and mapping.

Our holographic digital twin technology resource library is built upon extensive holographic data modelling, simulation and bionics technology, culminating in a comprehensive holographic digital twin resource library which holographic developers and designers count on. Our digital twin resource library integrates holographic bionics and simulation digital models, as well as various holographic software technologies about holographic spatial positioning, dynamic capture, holographic image synthesis, which are open to all our users. We also provide customized holographic digital twin technology integration services for enterprise customers with unique commercial demands.

With each technological advancement and product iteration, we continue to lay a solid foundation for increased competitiveness and long-term strategic development. We aim to continually provide customers with high-quality holographic technology services by dedicating significant resources to research and development in advanced holographic technology so as to achieve steady growth of revenue and improvement of market share for the benefit of shareholders.

Risk Factors

Investing in our Ordinary Shares entails a significant level of risk.

Notably, and as discussed on the cover page of this Registration Statement on Form F-3, there are significant risks and uncertainties Related to Doing Business in China:

The company faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in the PRC. Most of the company’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations..” as set forth in this prospectus and our Annual Report on Form 20-F, as filed with the SEC on April 2, 2024, as amended on May 21, 2024.

In addition, the PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3. Key Information — D. Risk Factors — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”; and “— We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies,” as set forth in the our annual report on Form 20-F filed with the Commission on April 2, 2024.

Before investing in the Ordinary Shares, you should carefully consider the risks and uncertainties described in this prospectus and as summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by Table of Contents reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risk Factors Relating to Our Business and Industry

Below is a summary of the risk factors relating to our business and industry. You may read more about these risks in the “Risk Factors” section in this prospectus and in our Annual Report on Form 20-F for the year ended 2023 as filed with the SEC on April 2, 2024, as amended on May 21, 2024.

●	The holographic technology service industry is developing rapidly and affected by continuous technological changes, with the risk that we cannot continue to make the correct strategic investment and develop new products to meet customer needs.

●	Our competitive position and results of operations could be harmed if we do not compete effectively.

●	Adverse conditions in the related industries, such as the automotive industry, or the global economy in general could have adverse effects on our results of operations.

●	The market adoption of LiDAR, especially holographic LiDAR technology, is uncertain. If market adoption of LiDAR does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

●	Our results of operations could materially suffer in the event of insufficient pricing to enable us to meet profitability expectations.

●	We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability, and there is no guarantee that such efforts would eventually generate revenue for us.

●	We may need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

●	Market share of our holographic LiDAR products will be materially adversely affected if such products are not adopted by the automotive original equipment manufacturers (OEMs) or their supplier for ADAS applications.

●	We have material customer concentration, with a limited number of customers accounting for a material portion of our revenues for the years ended December 31, 2023 and 2022.

●	The period of time from a “design win” to implementation is long, and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation

●	The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, result in product returns or expose us to product liability and other claims and adversely affect our operating costs.

●	Failure in cost control may negatively impact the market adoption and profitability of our products.

●	Continued pricing pressures may result in low profitability, or even losses to us.

●	We have a limited operating history, and we may not be able to sustain rapid growth, effectively manage growth or implement business strategies.

●	If we fail to attract, retain and engage appropriately-skilled personnel, including senior management and technology professionals, our business may be harmed.

●	Our business depends substantially on the market recognition of our brand, and negative media coverage could adversely affect our business.

●	Failure to maintain, protect, and enhance our brand or to enforce our intellectual property rights may damage the results of our business and operations.

●	We may be vulnerable to intellectual property infringement charges filed by other companies.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brand or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our insurance policies may not provide adequate coverage for all claims associated with our business operations.

●	We may be subject to claims, disputes or legal proceedings in the ordinary course of our business. If the outcome of these proceedings is unfavorable to us, then our business, results of operations and financial condition could be adversely affected.

●	We may need additional capital to support or expand our business, and we may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

●	Our management has limited experience in operating a public company and the requirements of being a public company may strain our resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.

●	Our business may be materially and adversely affected by the effects of natural disasters, health epidemics or similar situation.

●	We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies.

●	Our business may be exposed to Internet data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

Risk Factors Relating to Doing Business in China

●	Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

●	The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	We may subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

●	If our equity ownership is challenged by the PRC authorities, it may have a significant adverse impact on our operating results and your investment value.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to we and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

●	Our PRC subsidiaries may face uncertainties relating to special preferential income tax rate in connection with PRC high and new technology enterprise and tax exempt status.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

●	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	The approval of the China Securities Regulatory Commission may be required in connection with our offerings under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	Our leased property interests may be defective and our rights to lease the properties affected by such defects may be challenged, which could adversely affect our business.

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Risk Factors Relating to an Investment in Our Ordinary Shares

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Our share price may be volatile and could decline substantially.

●	We do not intend to pay cash dividends for the foreseeable future.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	The sale or availability for sale of substantial amounts ordinary shares could adversely affect our market price.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our ordinary shares price and trading volume could decline.

●	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

●	If we cannot satisfy, or continue to satisfy, the requirements and rules of Nasdaq, our securities may may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We will continue to incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	We may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Corporate History and Structure

MicroCloud Hologram Inc. (f/k/a Golden Path Acquisition Corporation) is an exempted company incorporated under the laws of Cayman Islands on May 9, 2018.

On December 16, 2022, MicroCloud consummated the previously announced business combination pursuant to the Merger Agreement, by and among Golden Path, Golden Path Merger Sub, and MC. Pursuant to the Merger Agreement, MC merged with Golden Path Merger Sub, survived the merger and continued as the surviving company and a wholly owned subsidiary of Golden Path (the “Merger”, and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon the closing of the Business Combination, Golden Path changed its name to MicroCloud Hologram Inc.

Reverse Stock Split

A Reverse Stock Split of the ordinary shares, par value $0.001 of the Company became effective at 9:00AM EST, on February 2, 2024 (the “Effective Date”). Pursuant to the Reverse Stock Split, every ten (10) shares of ordinary shares issued on the Effective Date was combined into one (1) share of ordinary share, par value $0.001, and the authorized share capital of the Company was reduced from US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each to US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each.

After the Reverse Stock Split, the Company’s ordinary shares have the same proportional voting rights and is identical in all other respects to the Ordinary Shares prior to the effectiveness of the Reverse Stock Split.

Company’s Warrant to Purchase Ordinary Shares

In connection with the Reverse Stock Split, the Exercise Price (as such term is defined in the Company’s Warrant Agreement dated June 21, 2021) was adjusted from $11.50 to $115, with a proportionate adjustment downwards to the shares underlying the warrants, as further described in section 4.2 of the Warrant Agreement. The Exercise Price adjustment was made pursuant to section 4.3.1 of the Warrant Agreement.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “HOLO” and “HOLOW,” respectively.

MicroCloud is not an operating company, but a holding company incorporated in the Cayman Islands. MicroCloud operates its business through its subsidiaries in the PRC in which it owns equity interests.

The following diagram illustrates MicroCloud’s corporate structure as of the date of this prospectus.

Cash and Asset Flows through Our Organization

The Company is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, the Company’s ability to pay dividends depends upon dividends paid by our subsidiaries in China. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Funding PRC Subsidiaries

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with the State Administration for Foreign Exchange (“SAFE”) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on Form 20-F for 2023 in the section “Risk Factors — Risk Factors Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Dividends

Under PRC law, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of December 31, 2023, our PRC subsidiaries had restricted in the form of PRC paid-in-capital and statutory reserve in the aggregate amount RMB 33,048,958. These reserves are not distributable as cash dividends. See “Risk Factors — Risk Factors Relating to Doing Business in China — our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

None of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. Our PRC subsidiaries generate and retain cash generated from operating activities and re-invested it in our business. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, so long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. See “Risk Factor—Risk Factors Relating to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.” of our annual report on Form 20-F for 2023.

Corporate Information

We are a Cayman Islands exempted company, and our principal executive office is located at Room 302, Building A, Zhong Ke Na Neng Building, Yue Xing Sixth Road, Nanshan District, Shenzhen, People’s Republic of China. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from offerings under this prospectus;

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making any investment decision, you should carefully consider the risks described below and those risks set forth in the “Risk Factors” section in our Annual Report on Form 20-F for 2023 filed with SEC on April 2, 2024 and amended on May 21, 2024 (as summarized in the Summary section above). Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our securities, you should carefully review the information contained in this prospectus before acquiring any of our securities. The price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime.

The Overseas Listing Trial Measures provide that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have been completed their overseas offering and listing, which are called as “the stock enterprises (存量企业)”. As a stock enterprise (存量企业), we shall file with the CSRC within 3 working days after the subsequent securities offering is completed. The CSRC shall order rectification, issue warnings and impose fines to the company fails to fulfill filing procedure as stipulated in Overseas Listing Trial Measures.

In addition, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises on February 24, 2023, which became effective on March 31, 2023. The CSRC stipulates domestic enterprises, securities companies and securities service agencies which provide the corresponding services in the course of overseas issuance and listing of domestic enterprises, shall strengthen legal awareness of confidentiality of State secrets and archives administration, establish a sound system for confidentiality and archives work, adopt the requisite measures to perform the responsibilities of confidentiality and archives administration.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will always be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Risks Related to Investing In Our Shares

The sale of a substantial amount of our ordinary shares could adversely affect the prevailing market price of our ordinary shares.

The issuance and sale of additional ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding public warrants could further dilute the holdings of our then existing shareholders.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.

Certain existing shareholders have the right to demand that we register their ordinary shares for resale pursuant to a registration rights agreement we entered into them in connection with the closing of our business combination. The resale of those ordinary shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our ordinary shares.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

Certain of our warrants could have cashless exercise.

The warrants we previously issued contain provisions whereby the warrant holder may have the right to a cashless exercise if a registration statement covering their resale is not effective or if there is no effective registration statement covering their resale or exercise. If for any reason we are unable to keep such registration statements active and effective and our share price is higher than the relevant exercise price, we could be required to issue shares without receiving cash consideration. As we have 287,500 ordinary shares issuable upon exercise of all of our Public Warrants, this could mean that we issue all such ordinary shares but do not receive approximately $33,062,500.00, which would dilute our shareholders and likely decrease our share price.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. Since the completion of our business combination, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings the ordinary shares, preferred shares, debt securities, warrants, rights, and units as further described below.

The following is a description of the terms and provisions of our securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

MicroCloud Hologram Inc. is an exempted company incorporated in the Cayman Islands and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

The Company currently has only one class of issued ordinary shares; each share has identical rights in all respects and rank equally with one another. On February 2, 2024, the Company effected a 10-for-1 share consolidation, as a result of which, according to the Company’s Memorandum and Articles of Association currently in effect, the authorized share capital of the Company was reduced from US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.001 each to US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each.

The company ordinary shares

The following includes a summary of the terms of the company ordinary shares, based on its Memorandum and Articles of Association and Cayman Islands law.

General. As of the date of this prospectus, the Company had 81,992,848 ordinary shares issued and outstanding. All of the Company’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The company may not issue share to bearer. The company’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of the Company’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, the Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may only be paid out of profits or share premium account. in accordance with the Companies Act, and provided always that no dividend may be declared and paid unless the company’s directors determine that, immediately after the payment, the company will be able to pay its debts as they become due in the ordinary course of business and the company has funds lawfully available for such purpose.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders together holding not less than one-half of the issued and outstanding ordinary shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the Company is not obliged by the Companies Act to call shareholders’ annual general meetings. The Company’s Memorandum and Articles of Association provide that to the extent required by the Listing Rules at the Nasdaq, the Company shall in each year hold a general meeting as its annual general meeting in which case the Company will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. The Company may, but shall not (unless required by applicable laws or the Listing Rules at the Nasdaq) be obliged to, in each year hold any other general meeting. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of the company’s shareholders may be called by a majority of its Board of Directors or, in the case of an extraordinary general meeting only, upon a requisition in writing given by one or more shareholders holding at the date of deposit of the requisition at least 10% of the rights to votes at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, the company Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days’ is required for the convening of the Company’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association. For these purposes, Clear Days, in relation to a period of notice, means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting.

Transfer of ordinary shares. Subject to the restrictions in the Company’s Memorandum and Articles of Association as set out below, any of the Company’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board of Directors.

The Company’s Board of Directors may decline to register any transfer of any ordinary share which were issued in conjunction with rights, options or warrants issued on terms that one cannot be transferred without the other, unless the Board of Directors receive evidence satisfactory to them of the like transfer of such option or warrant.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as the Company’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the Company’s board may determine.

Liquidation. If the Company is wound up, the shareholders may pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders;

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Redemption, Repurchase and Surrender of ordinary shares. The Company may (a) issue shares on terms that such shares are subject to redemption, at the Company’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Company’s Board of Directors, or (b) with the consent by a special resolution of the Company’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation. The Company may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares. If at any time the Company’s share capital is divided into different classes of shares then, unless the terms on which a class of shares was issued state otherwise, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), may be varied with the consent in writing of a the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of the company ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s list of shareholders or its corporate records (save for the Memorandum and Articles, the register of mortgages and charges and any special resolutions of the company’s shareholders). However, the Company will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. The Company’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

The Company’s Memorandum and Articles of Association also authorize its Board of Directors to deal with the unissued shares of the Company (a) either at a premium or at par; (b) with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

The Company’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of the Company’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the Company.

Register of Members

Under Cayman Islands law, the Company must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the Company and a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the Company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Outstanding Warrants

As of the date of this prospectus, we have 6,020,500 warrants outstanding, which consist of 5,750,000 Public Warrants issued as part of the Golden Path Acquisition Corporation IPO, and 270,500 private warrants issued to Greenland Asset Management (“Greenland”), the sponsor of the IPO of Golden Path Acquisition Corporation, underlying the units sold to Greenland through a private placement in connection with the IPO.

The following summary of certain terms and provisions of our outstanding warrants, which is not complete and is subject to, and qualified in its entirety by the provisions of Warrant Agreement, which are incorporated by reference as an exhibit to our current report on Form 8-K filed on September 22, 2022.

Public Warrants

As of the date of this prospectus, we have 5,750,000 public warrants outstanding (“Public Warrants”). After effecting our 10 for 1 share consolidation, each Public Warrant is now exercisable for 1/20 of one ordinary share at a price of $115 per full share. Public Warrants may only be exercised for whole numbers of ordinary shares. The warrants shall terminate on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us. Public Warrants are listed on NASDAQ Capital Market under “HOLOW”. Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent. Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of Public Warrants will not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises such warrants.

Private Warrants

As of the date of this prospectus, there are 270,500 private warrants outstanding, expiring on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us, each exercisable to purchase 1/20 of one ordinary share at a price of $115 per full share.

The Private Warrants have the same terms and conditions as the Public Warrants.

Preference shares

The Company’s amended and restated memorandum and articles of association provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Transfer Agent

The registrar and transfer agent for our ordinary shares is Transfer Online Inc. Its address is 1512 SE Salmon St, Portland, OR 97214, and its telephone number is +1 (503) 227-2950. Transfer Online Inc. also acts as our warrant agent.

Listing

Our ordinary shares and Public Warrants trade on the Nasdaq Capital Market under the symbol “HOLO” and “HOLOW”.

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of MicroCloud Hologram Inc. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities or warrants, or any combination hereof. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,”, “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	directly to one or more purchasers;

●	through agents;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

●	the name or names of any underwriters or agents;

●	any public offering price;

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers, as would be the case in the event of public warrants holders exercising their warrants in cash.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

TAXATION

The following discussion of material PRC, Cayman Islands, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws or under tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Income Tax and Withholding Tax

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, or EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not offshore enterprises controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise’s copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain PRC-source income, such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

As advised by our PRC counsel, Chong Li law Firm, MicroCloud, being a Cayman Islands company, is not a PRC resident enterprise for PRC tax purposes. MicroCloud is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our Ordinary Shares. It is unclear whether, if we are considered a PRC resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in the public securities market) without a reasonable commercial purpose, PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

●	over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties;

●	at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territories, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territories;

●	the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

●	the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or Circular 37, which took effect on December 1, 2017. Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

Specifically, Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of Circular 7 and Circular 37. Circular 7 and Circular 37 may be determined by the PRC tax authorities to be applicable to transfers of our shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under Circular 7 and Circular 37, and we may be required to comply with Circular 7 and Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations.

Value-added Tax

Under the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax to Replace Business Tax, or Circular 36, which was promulgated by the Ministry of Finance and the SAT on March 23, 2016 and became effective on May 1, 2016, entities and individuals engaging in the sale of services, intangible assets or fixed assets within the territory of the PRC are required to pay value added tax, or VAT, instead of business tax.

According to the Circular 36, our PRC subsidiaries are subject to VAT, at a rate of 6% to 17% on proceeds received from customers and are entitled to a refund for VAT already paid or borne on the goods purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

According to the Circular of the Ministry of Finance and the SAT on Adjusting Value-added Tax Rates, promulgated on April 4, 2018 and effective since May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% tax rates are lowered to 16%.

According to the Circular on Policies to Deepen Value-added Tax Reform, promulgated on March 20, 2019 and effective since April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a market-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

●	persons holding their Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	investors that have a functional currency other than the U.S. dollar;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	40,526.32
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The Company’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Company, the Company’s officers, directors and shareholders, be arbitrated.

Substantially all of the Company’s operations are conducted outside the United States, and all of the Company’s assets are located outside the United States. A majority of the Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Company will appoint Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, the Company’s counsel as to Cayman Islands law, and Chongli Law Firm (“Chongli”), the Company’s counsel as to PRC law, have advised us, respectively, that the courts of the Cayman Islands and China, respectively, are unlikely to:

●	recognize or enforce judgments of United States courts obtained against the Company or its directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and

●	in original actions brought in each respective jurisdiction to impose liabilities against the Company or its directors or officers that are predicated upon the civil liability provisions of securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

The Company’s Cayman counsel has informed us that although there is no statutory recognition of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgement of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgement has been given, provided such judgment (a) given by a foreign court of competent jurisdiction, (b) imposes on the judgement debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) us not inconsistent with a Cayman Islands judgment in respect of the same matter, and (f) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

As advised by Fawan, the Company’s PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Fawan has further advised that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Chong Li Law Firm. Additional legal matters may be passed upon for us or any underwriter or agents and by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in Annual Report (Form 20-F) for the year ended December 31, 2023 have been audited by Assentsure PAC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Assentsure PAC is located at 80 South Bridge Road,#06-02 Golden Castle Building, Singapore, 058710.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 are included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed on April 2, 2024, as amended on May 21, 2024, which are incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 20-F and Form 20F/A for the year ended December 31, 2023 filed with the SEC on April 2, 2024 and amended on May 21, 2024;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 3, 2023 and February 9, 2024;

●	Our current reports on Form 8-K for September 16, 2022, filed on September 22, 2022;

●	All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

MicroCloud Hologram Inc.

Room 302, Building A, Zhong Ke Na Neng Building,
Yue Xing Sixth Road, Nanshan District, Shenzhen,
People’s Republic of China 518000

(Address of principal executive offices, including zip code)

+86 (0755) 2291 2036

(Registrant’s telephone number, including area code)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

(b) Financial Statements

The financial statements that are incorporated by reference as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (f) Reserved.

(g) Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) Not applicable.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k) Not applicable.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference as an exhibit to to our Current Report on Forms 8-K, filed with the Securities and Exchange Commission on September 22, 2022.)

4.4*	Specimen Preferred Share Certificate and Form of Certificate of Designations of Preferred Shares

4.5	Form of Indenture

4.6*	Form of Debt Security

4.7*	Form of Warrant

4.8*	Form of Warrant Agreement

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities

5.2**	Opinion of Chong Li Law Firm regarding PRC legal matters

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in exhibit 5.1)

23.4**	Consent of Chong Li Law Firm (included in Exhibit 5.2)

23.5**	Consent of Assentsure PAC

24.1	Powers of Attorney (included as part of signature page of Part II of this registration statement)

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

107**	Exhibit Filing Fees

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Previously filed.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, People’s Republic of China, on June 7, 2024.

MicroCloud Hologram Inc. (REGISTRANT)

By:	/s/ Guohui Kang
Name:	Guohui Kang
Title:	Chief Executive Officer

By:	/s/ Bei Zhen
Name:	Bei Zhen
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the board of directors	June 7, 2024
Wei Peng

/s/ Guohui Kang	Chief Executive Officer	June 7, 2024
Guohui Kang	(Principal Executive Officer)

/s/ Bei Zhen	Chief Financial Officer	June 7, 2024
Bei Zhen	(Principal Accounting and Financial Officer)

*	Chief Operating Officer	June 7, 2024
Guolong Qi

*	Chief Technology Officer	June 7, 2024
Jianbo Zhou

*	Independent Director	June 7, 2024
Belief Bi

*	Independent Director	June 7, 2024
Maggie Wang

*	Independent Director	June 7, 2024
Han Qin

*By:	/s/ Guohui Kang
	Name:	Guohui Kang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MicroCloud Hologram Inc., has signed this registration statement or amendment thereto in Newark, Delaware on June 7, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J Puglisi
	Title:	Managing Director